                                                                    EXHIBIT 4(C)

                         THE TIMKEN COMPANY SAVINGS PLAN
                      FOR TORRINGTON BARGAINING ASSOCIATES

                        (AS EFFECTIVE FEBRUARY 16, 2003)

                         THE TIMKEN COMPANY SAVINGS PLAN

                      FOR TORRINGTON BARGAINING ASSOCIATES

                                    PREAMBLE

The Timken Company hereby establishes the Timken Company Savings Plan for Torrington Bargaining Associates (the "Plan") effective as of February 1, 2003. The Plan covers Eligible Employees of United Auto Workers Local 1645. The effective date of the Plan coincides with the purchase of The Torrington Company from Ingersoll-Rand Company.

The Plan is a profit-sharing plan intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974 and subsequent legislation and the Plan and contributions are expressly conditioned upon initial qualification thereunder.

The provisions of this Plan shall apply only to an Employee who is in the employ of the Company or Participating Subsidiary on or after the Effective Date. The benefit payable to or on behalf of a Participant included under the Plan in accordance with the following provisions shall not be affected by the terms of any amendment to the Plan adopted after such Participant's employment terminates, unless the amendment expressly provides otherwise.

The Plan is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code, and its provisions are to be interpreted consistent with such intent.

This Plan document is an amendment and restatement of the Plan document signed on February 21, 2003.


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

                         THE TIMKEN COMPANY SAVINGS PLAN

                      FOR TORRINGTON BARGAINING ASSOCIATES

                                TABLE OF CONTENTS

SECTION 1 -- DEFINITIONS                                                      PAGE
1.1   Affiliated Company ...............................................       8
1.2   Alternate Payee ..................................................       8
1.3   Base Pay .........................................................       8
1.4   Before-Tax Contribution ..........................................       8
1.5   Beneficiary ......................................................       6
1.6   Benefit Commencement Date ........................................       9
1.7   Board ............................................................       9
1.8   Code .............................................................       9
1.9   Company ..........................................................       9
1.10  Company Matching Contributions ...................................       9
1.11  Company Stock ....................................................       9
1.12  Compensation .....................................................       9
1.13  Compensation Deferral Limit ......................................      10
1.14  Contribution Percentage ..........................................      10
1.15  Deferral Percentage ..............................................      11
1.16  Determination Year ...............................................      11
1.17  Disability .......................................................      11
1.18  Early Retirement Date ............................................      11
1.19  Effective Date ...................................................      11
1.20  Eligible Employee ................................................      11
1.21  Employee .........................................................      12
1.22  ERISA ............................................................      12
1.23  Forfeiture .......................................................      12
1.24  Highly Compensated Employee ......................................      12
1.25  Hour of Service ..................................................      13
1.26  Leased Employee ..................................................      13
1.27  Leave of Absence .................................................      13
1.28  Limitation Year ..................................................      13
1.29  Look-Back Year ...................................................      13
1.30  Nonhighly Compensated Employee ...................................      13
1.31  Normal Retirement Date ...........................................      13
1.32  Participant ......................................................      13
1.33  Participant Contribution .........................................      14
1.34  Participating Subsidiary .........................................      14


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

1.35  Period of Severance ..............................................      14
1.36  Plan .............................................................      14
1.37  Plan Administrator ...............................................      14
1.38  Plan Year ........................................................      14
1.39  Qualified Domestic Relations Order ...............................      14
1.40  Retirement Date ..................................................      14
1.41  Rollover Contribution ............................................      14
1.42  Salary Deferral Agreement ........................................      15
1.43  Separation Date ..................................................      15
1.44  Service ..........................................................      16
1.45  Spouse ...........................................................      17
1.46  Total Account ....................................................      17
1.47  Trustee ..........................................................      17
1.48  Trust Fund .......................................................      17
1.49  Valuation Date ...................................................      17
1.50  Vested ...........................................................      17
1.51  Year of Service ..................................................      17

SECTION 2 -- PARTICIPATION

2.1   Participation Requirements .......................................      18
2.2   Application to Participate .......................................      18
2.3   Effective Date of Elections ......................................      18
2.4   Participation Upon Reemployment ..................................      18
2.5   Termination of Participation .....................................      19
2.6   Veteran's Rights .................................................      19

SECTION 3 -- PARTICIPANT CONTRIBUTIONS

3.1   Participant Contributions ........................................      20
3.2   Increase or Decrease in Rate of Contributions ....................      20
3.3   Suspension and Resumption of Contributions .......................      20
3.4   Effective Date of Elections ......................................      21
3.5   Rollover Contributions ...........................................      21
3.6   Maximum Amount of Salary Deferral ................................      22

SECTION 4 -- COMPANY CONTRIBUTIONS

4.2   Company Matching Contributions ...................................      24
4.3   Form of Company Matching Contribution ............................      24
4.4   Company Matching Contributions Reduced by Forfeitures ............      24
4.5   Establishment of Participant Accounts ............................      25
4.6   Forfeitures ......................................................      25

4.7   Nondiscrimination Requirements and Maximum Annual Additions .....      25
4.8   Adjustment to Actual Deferral Percentage ........................      27
4.9   Aggregation of Plans ............................................      29
4.10  Disaggregation of Plans .........................................      30
4.11  Code Section 415 Limits .........................................      30

SECTION 5 -- INVESTMENT PROVISIONS

     5.1   Description of Funds .......................................      32
     5.2   Investment Election ........................................      32
     5.3   Change in Investment Election ..............................      33
     5.4   Responsibility of Participant in Making Investment
           Elections ..................................................      33
     5.5   Investment of Company Matching Contributions ...............      34
     5.6   Procedure as of Each Valuation Date ........................      34
     5.7   Transfer of Funds ..........................................      34
     5.8   Stock Rights, Stock Dividends and Stock Splits .............      35
     5.9   Transfers Affecting Company Stock ..........................      35
     5.10  Blackout Period ............................................      35
     5.11  Definition of Blackout Period ..............................      36

SECTION 6 -- VESTING

     6.1   Vesting of Participant Contributions .......................      37
     6.2   Vesting of Company Matching Contributions ..................      37
     6.3   Forfeitures ................................................      37

SECTION 7 -- DISTRIBUTIONS

     7.1   Distribution on Retirement, Disability, or other
           Termination of Service .....................................      39
     7.2   Lump Sum Distributions .....................................      41
     7.3   Distributions on Death .....................................      41
     7.4   Investment of Deferred Distributions .......................      43
     7.5   Proof of Death .............................................      43
     7.6   Loan as a Distribution .....................................      44
     7.7   Distribution to Alternate Payee ............................      44
     7.8   Notice to Payee ............................................      45
     7.9   Restrictions on Distributions ..............................      45
     7.10  Eligible Rollover Distribution .............................      45
     7.11  Required Minimum Distributions .............................      46

SECTION 8 -- WITHDRAWALS AND LOANS DURING EMPLOYMENT

     8.1   Discretionary Withdrawals ..................................      51
     8.2   Hardship Withdrawals .......................................      51

     8.3   Restoration of Withdrawals .................................      53
     8.4   Timing of Withdrawals ......................................      53
     8.5   Loans ......................................................      53
     8.6   Timing of Loans ............................................      55
     8.7   Compliance With Law ........................................      55
     8.8   Trading Restrictions .......................................      55
     8.9   Combined Limit on Withdrawals and Loans ....................      55

SECTION 9 -- ADMINISTRATION OF THE PLAN

     9.1   The Plan Administrator .....................................      56
     9.2   Powers of the Plan Administrator ...........................      56
     9.3   Plan Administration ........................................      57
     9.4   The Plan is a Voluntary Act by the Company .................      59
     9.5   Indemnification ............................................      59
     9.6   Fiduciary Insurance ........................................      60
     9.7   Filings with the Plan Administrator ........................      60
     9.8   Payee Unknown ..............................................      60
     9.9   Reliance on Statements of Participants and Beneficiaries ...      61
     9.10  Distribution to Minors and Incapacitated Payees ............      61

SECTION 10 -- ADMINISTRATION OF THE TRUST

     10.1  Trust Agreement ............................................      62
     10.2  Provisions of the Trust Agreement ..........................      62
     10.3  Exclusive Benefit of Participants ..........................      62
     10.4  Directions of the Plan Administrator .......................      62
     10.5  Coordination of Plan and Trust Agreement ...................      62
     10.6  Pension Investment Committee ...............................      62
     10.7  Return of Contributions ....................................      63

SECTION 11 -- AMENDMENT, TERMINATION OR MERGER OF THE PLAN

     11.1  Right to Amend .............................................      64
     11.2  Changes in Plan Benefits ...................................      64
     11.3  Right to Terminate .........................................      64
     11.4  Notice of Termination ......................................      65
     11.5  Termination of Trust .......................................      65
     11.6  Discontinuance of Contributions ............................      65
     11.7  Merger of Plans ............................................      65

SECTION 12 -- MISCELLANEOUS PROVISIONS

     12.1  Gender .....................................................      66

     12.2  Investments and Expenses ...................................      66
     12.3  Voting Rights ..............................................      66
     12.4  Statements of Accounts .....................................      66
     12.5  Nonalienability of Benefits ................................      66
     12.6  Acquisitions and Divestitures ..............................      67
     12.7  Change in Operations .......................................      68
     12.8  Limitation on Distributions ................................      68
     12.9  Limitation on Reversion of Contributions ...................      68
     12.10 Voluntary Plan .............................................      69
     12.11 Limitation of Third Party Rights ...........................      69
     12.12 Invalid Provisions .........................................      69
     12.13 One Plan ...................................................      69
     12.14 Use and Form of Words ......................................      70
     12.15 Headings ...................................................      70
     12.16 Missing Persons ............................................      70
     12.17 Inability to Receive Benefits ..............................      70
     12.18 Governing Law ..............................................      71

                                    SECTION 1

                                   DEFINITIONS

1.1   "AFFILIATED COMPANY" means any of the following:

      (a) Any corporation which is a member of a controlled group of corporations, which includes the Company, determined under the provisions of Section 414(b) of the Code;

      (b) Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company;

      (c) Any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and

      (d) Any other entity required to be aggregated with the Company pursuant to regulations under Section 414(m) of the Code.

      A corporation, trade, or business, or member of an affiliated service group shall be treated as an Affiliated Company only while it is a member of the group.

1.2 "ALTERNATE PAYEE" means any spouse, former spouse, child, or other dependent of a Participant recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the Participant's nonforfeitable benefits under the Plan.

1.3   [RESERVED]

1.4 "BEFORE-TAX CONTRIBUTION" means a contribution to the Trust Fund made on the behalf of a Participant pursuant to a Salary Deferral Agreement and which is not included in the Participant's gross income for Federal income tax purposes for the year in which such contribution was made.

1.5 "BENEFICIARY" means any person or persons (including a trust established for the benefit of such person or persons) designated by a Participant or by the terms of the Plan as provided in Section 7.3(a), who is or who may become entitled to receive benefits from the Plan. Any person who is an Alternate Payee shall be considered a Beneficiary for purposes of the Plan.

1.6 "BENEFIT COMMENCEMENT DATE" means the first Valuation Date following the date on which all events have occurred which entitle the Participant or Beneficiary to a distribution from the Plan in accordance with the provisions of Section 7.

1.7 "BOARD" means the Board of Directors of The Timken Company except that any action which may be taken by the Board may also be taken by a duly authorized officer of The Timken Company.

1.8 "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

1.9 "COMPANY" means The Timken Company and its sole participating subsidiary, The Torrington Company.

1.10 "COMPANY MATCHING CONTRIBUTIONS" means the total contributions made by the Company on behalf of a Participant pursuant to Section 4.1.

1.11 "COMPANY STOCK" means a share or shares of the common stock of The Timken Company, which is intended to be qualifying employer securities within the meaning of Section 407(d)(5) of ERISA.

1.12 "COMPENSATION" means the total amount of pay, commissions, bonuses (whether paid in cash or stock), and wages, including in each case all overtime pay, shift differential, vacation pay (but excluding wages paid to an Employee for unused vacation), and holiday pay received by the Employee from the Company during the Plan Year, but excluding in each case all severance pay and termination pay.

      (a)   Compensation also includes the following:

            (i) In the event an Employee transfers from the employ of the Company to the employ of an Affiliated Company, commissions and bonuses paid by the Company to such former Employee during the Plan Year in which such transfer occurs.

            (ii) Contribution made on behalf of an Employee by the Company pursuant to a Salary Deferral Agreement and/or a salary reduction agreement pursuant to a cafeteria plan established under Section 125 of the Code.

      (b) Compensation does not include other employee benefits, including but not limited to:

            (i)   profit sharing arrangements;

            (ii) rights under any stock purchase plans, insurance program, or any benefits to any of the Employees thereunder;

            (iii) any part of payments which may be made by the Company as a result of its share of employment taxes;

            (iv) the value or estimated value of any welfare, pension or retirement rights or benefits whatsoever.

      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Employee taken into account under the Plan shall not exceed $200,000 or such annual compensation limit specified under Section 401(a)(17) of the Code including adjustments made by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.

1.13 "COMPENSATION DEFERRAL LIMIT" means, for any Plan Year, the maximum percentage (determined in accordance with the provisions of Section 4.6) of an Employee's Compensation which may be contributed to the Plan pursuant to a Salary Deferral Agreement. The Plan Administrator shall establish the Compensation Deferral Limit for each Plan Year for the purpose of meeting the nondiscrimination tests of Section 401(k) of the Code, and shall apply the limit to such Employees as is necessary to ensure compliance with such tests.

1.14 "CONTRIBUTION PERCENTAGE" means, for each Participant, the ratio of any Company Matching Contributions made by or on behalf of a Participant for a Plan Year, to such Participant's Compensation (within the meaning of Section 414(s) of the Code) while an Eligible Employee during such Plan Year. If more than one plan providing employee contributions or matching contributions (within the meaning of Section 401(m) of the

      Code) is maintained by an Employer or Affiliated Employer, the Contribution Percentage of any Highly Compensated Employee who participates in more than one such plan shall be determined as if all such plans were a single plan. Notwithstanding the foregoing, plans shall be treated as separate if they are mandatorily disaggregated under Section 401(k) of the Code.

1.15 "DEFERRAL PERCENTAGE" means, for each Participant, the ratio of any Before-Tax Contributions made on behalf of a Participant for a Plan Year, to such Participant's Compensation (within the meaning of Section 415(c)(3) of the Code) while an Eligible Employee during such Plan Year. If more than one plan providing a cash or deferred arrangement (within the meaning of Section 401(k) of the Code) is maintained by an Employer or Affiliated Employer, the Deferral Percentage of any Highly Compensated Employee who participates in more than one such plan or arrangement shall be determined as if all such plans or arrangements were a single plan or arrangement. Notwithstanding the foregoing, plans or arrangements shall be treated as separate if they are mandatorily disaggregated under Section 401(k) of the Code.

1.16 "DETERMINATION YEAR" means the Plan Year that is being tested for purposes of determining if the Plan meets the applicable nondiscrimination requirements of Code Sections 401(k) and 401(m).

1.17 "DISABILITY" as applied to any Employee means any permanent disability as that term is defined in an any permanent disability benefit plan or plans maintained by the Company or an Affiliated Company and in which the Employee participates, or in the absence of any such plan in which the Employee participates, Disability means that the Employee:

            (i) Has been totally incapacitated by bodily injury or disease so as to be prevented thereby from engaging in any occupation or employment for remuneration or profit,

            (ii)  Such total incapacity shall have continued for a period of six
                  (6) consecutive months, and

            (iii) Such total incapacity will, in the opinion of a qualified physician, be permanent and continue during the remainder of such Employee's life.

      Disability shall not mean, however, any incapacity which was contracted, suffered or incurred while the Employee was engaged in, or resulted from his having engaged in, a criminal enterprise, or which resulted from his habitual drunkenness or addiction to narcotics, a self-inflicted injury, or service in the armed forces of any country.

1.18 "EARLY RETIREMENT DATE" means the date on which the Participant shall have attained age fifty-five (55) or completed fifteen (15) years of Service, whichever occurs later.

1.19  "EFFECTIVE DATE" means February 16, 2003.

1.20 "ELIGIBLE EMPLOYEE" means any person who is employed by the Company or any Participating Subsidiary and is a member of UAW Local 1645. In no event shall any "Leased Employee" be eligible to participate in the Plan.

1.21 "EMPLOYEE" means any employee currently employed by the Company or an Affiliated Company. The term "Employee" includes any Leased Employee.

1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

1.23 "FORFEITURE" means Company Matching Contributions that are not fully Vested as of a Participant's Separation Date and that are forfeited as provided in Section 6.3.

1.24 "HIGHLY COMPENSATED EMPLOYEE" means an Employee who performs service for the Company during the Determination Year and who:

      (i) was a five percent (5%) owner as defined in Section 416(i)(1)(B)(i) of the Code, at any time during the Determination Year or the Look-Back Year.

      (ii) received compensation from the Company in excess of $90,000 (as adjusted pursuant to Code Section 415(d)) during the Look-back Year.

      For purposes of determining an Employee's compensation under this Section 1.24, compensation shall mean the Employee's total compensation reportable on Form W-2, plus all contributions made on behalf of the Employee by the Company or an Affiliated Company pursuant to a Salary Deferral Agreement under this Plan (or a similar agreement under any other cash or deferred arrangement described in Section 401(k) of the Code) or any salary reduction agreement pursuant to a cafeteria plan established under Section 125 of the Code or pursuant to Section 132(f)(4) of the Code.

1.25 "HOUR OF SERVICE" means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Company or an Affiliated Company during the Plan Year.

      The determination of Hours of Service shall be in accordance with the rules set forth in the United States Department of Labor's Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans,
      Section 2530.200b-2(b) and (c), which are incorporated herein by this reference.

1.26 "LEASED EMPLOYEE" means any person who renders personal services to an Employer or Affiliated Employer and who is described in Section 414(n)(2) of the Code by reason of providing such services, other than a person described in Section 414(n)(5) of the Code.

1.27 "LEAVE OF ABSENCE" means an absence granted in writing by the Company or an Affiliated Company in accordance with the Company's personnel policies or as required by law, uniformly applied to all Employees, including but not limited to absences for reasons of health, education, jury duty, or service in the armed forces of the United States.

1.28  "LIMITATION YEAR" means the calendar year.

1.29 "LOOK-BACK YEAR" means the period of twelve consecutive months immediately proceeding the Determination Year. For purposes of determining the Average Deferral Percentage and Average Contribution Percentage of Nonhighly Compensated Employees, the Plan Administrator may elect, in accordance with applicable regulations, that the Look-Back Year shall be the Determination Year

1.30 "NONHIGHLY COMPENSATED EMPLOYEE" means an Employee who is not a Highly Compensated Employee.

1.31 "NORMAL RETIREMENT DATE" means the date on which the Employee shall have attained the age of 65.

1.32 "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan in accordance with the provisions of Section 2. An Eligible Employee shall cease to be a Participant in the Plan in accordance with the provisions of Section 2.5.

1.33 "PARTICIPANT CONTRIBUTION" means a contribution made by or on behalf of the Participant pursuant to Section 3.

1.34 "PARTICIPATING SUBSIDIARY" means any Affiliated Company that has adopted this Plan with the approval of the Board.

1.35 "PERIOD OF SEVERANCE" means the period beginning on an Employee's Separation Date and ending on the date such Employee is again credited with an Hour of Service.

      A one-year Period of Severance is any period of twelve consecutive months beginning on a Separation Date ai1d any anniversary thereof, provided that the former Employee has not performed an Hour of Service for the Company or an Affiliated Company at any time during such twelve-month period.

1.36 "PLAN" means the Timken Company Savings Plan for Torrington Bargaining Associates, as set forth herein, and as may be amended from time to time.

1.37 "PLAN ADMINISTRATOR" means the Benefits Plan Administrator appointed by the Board, as set forth in Section 9.

1.38  "PLAN YEAR" means the calendar year.

1.39 "QUALIFIED DOMESTIC RELATIONS ORDER" means a domestic relations order which meets the requirements of Section 414(p) of the Code, as determined by the Plan Administrator.

1.40 "RETIREMENT DATE" means Normal Retirement Date, any actual date of retirement subsequent to the Normal Retirement Date, or any early retirement date under the terms of any qualified retirement plan maintained by the Company by which the Participant is covered.

1.41 "ROLLOVER CONTRIBUTION" means a transfer by a Participant to this Plan of all or a portion of a distribution to such Participant from a qualified plan or individual retirement account, provided the distribution is:

      (a) an eligible direct rollover distribution within the meaning of the first sentence of Section 7.10(a); or

      (b) rolled over to the Plan within 60 days following the date the Eligible Employee receives the distribution from the qualified plan or individual retirement account.

1.42 "SALARY DEFERRAL AGREEMENT" means an agreement in the form provided by the Plan Administrator in which an Eligible Employee agrees to reduce his Compensation earned after the execution of such agreement and to have the amount of such reduction contributed by the Company to the Trust Fund on his behalf pursuant to Section 401(k) of the Code. An Eligible Employee may execute a new Salary Deferral Agreement from time to time pursuant to
      Section 3.2.

1.43 "SEPARATION DATE" means the last day of the month in which occurs the earliest of:

      (a) The date on which an Employee resigns, is discharged by his employer, retires at his Retirement Date, retires due to Disability, or dies. For this purpose an Employee shall be deemed to have resigned if he

            (i) is absent from work for seven (7) or more successive working days without reasonable cause, or

            (ii) fails, without reasonable cause, to return to work after a Leave of Absence or temporary layoff within seven (7) days after notice to return has been sent to his last address, as shown by the employer's employment records;

      (b) The first anniversary of the date on which an Employee begins a layoff from the Company or an Affiliated Company; or

      (c) The second anniversary of the date on which an Employee remains absent from service (with or without pay) with the Company or an Affi1iated Company for any reason other than resignation, retirement, discharge, or death, such as illness, maternity or paternity leave, or Leave of Absence.

      Notwithstanding the foregoing, in the event that the Employee fails to return to active employment upon the expiration of a Leave of Absence (or, in the case of a military leave, during the period in which his reemployment rights are protected by applicable law, or during the period in which his reemployment rights are protected by the Plan Administrator, whichever is longer), the Employee's Separation Date shall mean the date on which such absence from service began, unless such failure to return is the result of retirement, Disability, or death.

1.44  "SERVICE" means the aggregate of the following:

      (a) The period commencing with the first day of the month in which an Employee is credited with an Hour of Service, and ending on the Employee's Separation Date.

      (b) Periods of service with The Torrington Company or Ingersoll-Rand Company prior to the Effective Date of this Plan, if the Employee is an Eligible Employee on the Effective Date.

      (c) If an Employee performs an Hour of Service within twelve months of a Separation Date on account of an event described in Section 1.43(a), the period from such Separation Date to such Hour of Service.

      (d) In the case of an Employee who leaves employment with the Company or an Affiliated Company to enter service with the armed forces of the United States, the period of such military service, provided the individual resumes employment with the Company or an Affiliated Company within the period during which his reemployment rights are protected by Section 414(u) of the Code, or within the period during which his reemployment rights are protected by the Plan Administrator, whichever is longer.

      (e) Any periods of service that would have counted under the terms of the I-R Plan shall count as Service under this Plan.

1.45 "SPOUSE" means the person, if any, to whom the Employee is lawfully married at the time of his death prior to retirement or at the time his benefits are to commence, as the case may be, provided, however, that a former spouse will be treated as the Spouse to the extent provided under a Qualified Domestic Relations Order.

1.46 "TOTAL ACCOUNT" means the total amounts held under the Plan for a Participant, consisting of the following subaccounts:

      (a) "BEFORE-TAX CONTRIBUTION ACCOUNT" -- The portion of the Participant's Total Account consisting of Before-Tax Contributions made in accordance with Section 3.l, plus or minus any investment earnings or losses on such contributions, less any withdrawals or distributions from such Account.

      (b) "MATCHING CONTRIBUTION ACCOUNT" -- The portion of the Participant's Total Account consisting of Company Matching Contributions made in accordance with Section 4.1, plus or minus any investment earnings or losses on such contributions, less any withdrawals or distributions from such Account.

      (c) "ROLLOVER CONTRIBUTION ACCOUNT" -- The portion of the Participant's Total Account consisting of any Rollover Contribution made on behalf of the Participant in accordance with Section 3.5, plus or minus any investment earnings or losses on such amounts, less any withdrawals or distributions from such Account.

1.47 "TRUSTEE" means the Trustee or Trustees appointed by the Company in accordance with Section 10.

1.48 "TRUST FUND" means the fund established under the terms of the Trust Agreement for the purpose of holding and investing the assets of the Plan held by the Trustee.

1.49 "VALUATION DATE" means each day on which the New York Stock Exchange is open for trading or such other date or dates as the Plan Administrator deems appropriate.

1.50  "VESTED" means a Participant's non-forfeitable right to his Total Account.

1.51 "YEAR OF SERVICE" means twelve consecutive months of service where a month of service is defined as a calendar month during any part of which an Employee completes an Hour of Service.

1.52 "I-R PLAN" means the Ingersoll-Rand Savings Plan for Bargaining Unit Employees.

                                        SECTION 2

                                      PARTICIPATION

2.1   PARTICIPATION REQUIREMENTS

      Any Employee who is an Eligible Employee as of the Effective Date and has completed one (1) Year of Service may participate in the Plan as of the Effective Date, or on the next available pay period, provided he is then an Eligible Employee.

      Any Employee who is an Eligible Employee as of the Effective Date but who has not completed a Year of Service, may participate in the Plan on the first day of the month coincident with or next following his completion of a Year of Service, or on any succeeding payroll period, provided he is then an Eligible Employee.

      An Employee who becomes an Eligible Employee after the Effective Date may participate in the Plan as of the later of:

      (i) the first day of the month next following the date he becomes an Eligible Employee or

      (ii) the first day of the month coincident with or next following his completion of one (1) Year of Service (or on any succeeding payroll period), provided he is then an Eligible Employee.

2.2   APPLICATION TO PARTICIPATE

      An Eligible Employee, or an Employee who will become an Eligible Employee within two months, may enroll to become a Participant by filing his elections in the form prescribed by the Plan Administrator at least one pay period prior to the date on which he elects to commence participation.

2.3   EFFECTIVE DATE OF ELECTIONS

      In order to make contributions or have contributions made on his behalf, an Eligible

      Employee who becomes a Participant must make elections as provided under the Plan. The elections shall become effective with respect to the first payroll period commencing on or after the Employee's date of commencement of participation.

2.4   PARTICIPATION UPON REEMPLOYMENT

      An Eligible Employee who reaches a Separation Date prior to becoming a Participant and who is subsequently reemployed shall have all periods of Service prior to such Separation Date counted in the determination of eligibility regardless of the period of time that may have elapsed between his Separation Date and his subsequent date of reemployment and may participate in the Plan on the later of:

      (a)   his completion of one Year of Service in the aggregate; or

      (b) the first available payroll period following his date of reemployment;

      or on any subsequent payroll period determined above, provided he is then an Eligible Employee.

      A Participant who: (i) separates from service from the Company; (ii) incurs a Period of Severance; and (iii) is reemployed by the Company as an Eligible Employee, shall immediately resume participation in the Plan as of the date of his reemployment.

2.5   TERMINATION OF PARTICIPATION

      A Participant's participation in the Plan shall continue until the later of:

      (a)   the Participant's Separation Date; or

      (b) such time as all nonforfeitable amounts credited to the Participant's Total Account shall have been distributed in full in accordance with the terms of the Plan.

2.6   VETERAN'S RIGHTS

      Notwithstanding any provision of the Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

                                    SECTION 3

                            PARTICIPANT CONTRIBUTIONS

3.1   PARTICIPANT CONTRIBUTIONS

      Each Eligible Employee may, upon becoming a Participant, elect to have a Before-Tax Contribution made on his behalf at the rate of 1 % to 14 % of his Compensation. The rate of contribution will be in increments of 1%. Such election shall be in the form of a Salary Deferral Agreement, and shall be subject to the Compensation Deferral Limit, if any, applicable to such Participant as established by the Plan Administrator from time to time for purposes of meeting the nondiscrimination tests of Sections 401(k) of the Code, and, if applicable, satisfying the maximum limits described in Sections 3.6 and Sections 4.6 through 4.10. Contributions made in accordance with this Section 3.1 shall be made by the Company directly to the Trustee no less frequently than once per calendar month.

      Notwithstanding the foregoing, effective February 16, 2003 for each Participant who was a participant in the I-R Plan immediately before February 16, 2003, unless the Participant elects otherwise, the Participant's rate of Before-Tax Contributions will be the same as the corresponding rates in effect for the Participant under the I-R Plan immediately before February 16, 2003. The rate described in the preceding sentence shall remain in effect until changed by the Participant as described herein or until such date designated by the Plan Administrator as the date by which Participants must file a new Salary Deferral Agreement or payroll deduction authorization described herein.

3.2   INCREASE OR DECREASE IN RATE OF CONTRIBUTIONS

      A Participant may elect to change the rate of contributions under his Salary Deferral Agreement as of any payroll period, provided he files with the Plan Administrator in the form prescribed by the Plan Administrator a new Salary Deferral Agreement within the time frame prescribed by the Plan Administrator.

3.3   SUSPENSION AND RESUMPTION OF CONTRIBUTIONS

      (a) A Participant may elect to suspend contributions, effective the next available payroll period, provided that the Participant files with the Plan Administrator, in the form prescribed by the Plan Administrator, his election to suspend within the time frame prescribed by the Plan Administrator. In the event of an election to suspend contributions, the Participant may have contributions resumed effective any subsequent payroll period, provided that he files a new Salary Deferral Agreement with the Plan Administrator within the time frame prescribed by the Plan Administrator.

      (b)   A Participant may not make up suspended contributions.

      (c) During a period of suspension, gains and losses on the Participant's Total Account will continue to be credited or debited on the balance of his Total Account.

      If a Participant ceases to be an Eligible Employee but continues in the employ of any Employer or Affiliated Employer, Before-Tax Contributions made on his behalf shall be immediately suspended. No contributions shall be made for a Participant with respect to the period of such suspension. If the Participant again becomes an Eligible Employee, he may resume his Before-Tax Contributions by filing the appropriate form with the Plan Administrator. Resumption of contributions shall commence as of the next available payroll period following the date the appropriate form is properly filed with the Plan Administrator, or as soon as practical thereafter.

3.4   EFFECTIVE DATE OF ELECTIONS

      The elections referred to in this Section 3 shall become effective with respect to the first available payroll period, in accordance with the administrative procedures established by the Plan Administrator.

3.5   ROLLOVER CONTRIBUTIONS

      (a) The Plan Administrator in accordance with a uniform and nondiscriminatory policy, shall determine whether or not a Rollover Contribution shall be accepted. Any such request shall state the amount of the Rollover Contribution and include a statement that such contribution qualifies as a Rollover Contribution as defined in
            Section 1.41. The Plan Administrator may require the Employee to submit such other evidence and documentation as the Plan Administrator determines necessary to ensure that the contribution qualifies as a Rollover Contribution. All Rollover Contributions must be made in cash.

            If a rollover is later deemed to be invalid, such invalid amount plus allowable income shall be distributed to the Participant within a reasonable time after such determination pursuant to the Code and related regulations.

      (b) The Employee shall at all times have a nonforfeitable right in 100% of his Rollover Contribution Account.

      (c) An Employee who makes a Rollover Contribution to the Trust Fund shall be deemed to be a Participant with respect to such amount for all purposes of the Plan, except for purposes of Sections 2.1 through 2.5, Sections 3.1 through 3.4 and Sections 4.1 through 4.11.

      (d) At the time the Rollover Contribution is made to the Trust Fund, the Employee must elect to have it invested in accordance with the terms of Section 5.2.

      (e) For administration and account purposes, the amounts paid to the Trust Fund in the form of Rollover Contributions and any interest earned on such amounts shall be credited to the Participant's Rollover Contribution Account, or to such other account or accounts as may be appropriate under the circumstances. In no event, however, shall any Rollover Contribution be subject to Company Matching Contributions.

      (f) Unless specifically indicated to the contrary elsewhere in this Plan, the Plan shall prohibit the transfer of assets to the Plan from any other plan.

3.6   MAXIMUM AMOUNT OF SALARY DEFERRAL

      (a) Subject to the provisions of paragraph (b) below, contributions made during a Participant's taxable year (which is presumed to be the calendar year) on behalf of the Participant under a Salary Deferral Agreement shall be limited to $12,000 (or such other limit as may be in effect at the beginning of such taxable year under Section 402(g)(1) of the Code), reduced by the amount of "elective deferrals" (as defined in Section 402(g)(3) of the Code) made during the taxable year of the Participant under any plans or agreements maintained by the Company or an Affiliated Company other than this Plan (and, in the sole discretion of the Plan Administrator, any plans or agreements maintained by any other employer, if reported to the Plan Administrator at such time and in such manner as the Plan Administrator shall prescribe).

      (b) If contributions made on a Participant's behalf for the preceding taxable year of the Participant under a Salary Deferral Agreement, and any other elective deferrals (within the meaning of Section 402(g)(3) of the Code), made on the Participant's behalf under any other qualified cash or deferred arrangement of the Company for such taxable year exceed $12,000 (or such other amount as adjusted in accordance with paragraph (a) above), then the Participant shall notify the Plan Administrator in writing by the first March 1 following the close of such taxable year of the amount of such excess. Such notification shall include a statement that if such amounts are not distributed, the excess deferral amount, when added to amounts deferred under other plans or arrangements described in
            Section 401(k), 408(k), or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the taxable year of the Participant in which the deferral occurred.

(c) If the elective deferral limit is exceeded for a Participant for a taxable year, the excess amount, adjusted for the net earnings or losses thereon up to the date of distribution, shall be refunded to the Participant in a single payment no later than April 15 of the taxable year following the taxable year in which such excess deferral arose. If the Participant's Before-Tax Contribution Account is invested in more than one investment fund, such refund shall be made pro rata, to the extent practicable, from all such investment funds. The amount refunded shall not exceed the Participant's Before-Tax Contributions under the Plan for the taxable year. The payment shall be deemed to have been made before the close of the taxable year in which such excess deferral arose. If the Participant fails to notify the Plan Administrator by the specified March 1, no refund will be made.

(d) Notwithstanding the provisions of paragraph (b) above, a Participant's excess Before-Tax Contributions shall be reduced, but not below zero, by any distribution of excess contributions made pursuant to Section 4.6 for a Plan Year, provided such excess contributions are distributed on or before March 15 of the Plan Year following the Plan Year in which such excess contributions arose.

                                    SECTION 4

                              COMPANY CONTRIBUTIONS

4.1   COMPANY MATCHING CONTRIBUTIONS

      The first four percent (4%) of Compensation deferred hereunder by the Participant shall be eligible for Company Matching Contributions. Subject to Section 11.6, each pay period, the Company shall contribute an amount which is equal to fifty percent (50%) of such Before-Tax Contributions made to each Participant's Total Account attributable to the pay period, provided that the maximum contribution rate shall be subject to the maximum limits described in the Plan. Such contributions shall be known as Company Matching Contributions and shall be contributed to the Participant's Matching Contribution Account. No Matching Contributions shall be made with respect to the Before-Tax Contributions in excess of four percent (4%) of Compensation made on behalf of any Participant.

      Unless the collective bargaining agreement between the Company and United Auto Workers, Local 1645 states otherwise, when the term of such collective bargaining agreement expires, unless it is extended, the Company shall not be required to make any Company Matching Contributions after such date and all Participants covered by such collective bargaining agreement shall become inactive Participants for purposes of the Plan as of such date.

4.2   FORM OF COMPANY MATCHING CONTRIBUTION

      Company Matching Contributions shall be contributed to the Trust Fund in cash or Company Stock as soon as practicable, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company's Federal income tax return for the taxable year of the Company which includes the last day of the Plan Year for which such contributions are made. Contributions in Company Stock may be made purchased on the open market or may be issued directly to the Plan by The Timken Company, in the sole and exclusive discretion of the Company.

4.3   COMPANY MATCHING CONTRIBUTIONS REDUCED BY FORFEITURES

      Company Matching Contributions shall be reduced by forfeitures resulting from the application of the vesting provisions contained in Section 6.

4.4   ESTABLISHMENT OF PARTICIPANT ACCOUNTS

      (a) The Company shall establish and maintain for each Participant a Total Account consisting of the following three accounts, as described in Section 1.46, and any such other accounts as may be deemed necessary by the Plan Administrator:

            (i)   Before-Tax Contribution Account;

            (ii)  Matching Contribution Account; and

            (iii) Rollover Contribution Account; and

      (b) Within each account described in paragraph (a) above, separate records shall be kept of the portion, if any, of each account invested in the funds listed in Section 5.1.

4.5   FORFEITURES

      Forfeitures resulting from the application of the vesting provisions contained in Section 6 and Forfeitures resulting from the application of
      Section 9.8 shall be applied, no later than the end of the Plan Year immediately following the Plan Year in which the Forfeitures occur in the following order:

      (a)   to make restorations pursuant to Section 6.3(c);

      (b) to the extent of any remainder to make restorations pursuant to the last sentence of Section 9.8(b);

      (c) to the extent of any remainder, to reduce future Company Contributions including any other contributions approved by the Plan Administrator;

      (d) to the extent of any remainder, to provide a Company Matching Contribution to be allocated to Participants no later than the Plan Year immediately following the Plan Year in which the Forfeitures occurred.

4.6   NONDISCRIMINATION REQUIREMENTS AND MAXIMUM ANNUAL ADDITIONS

      (a)   Actual Deferral Percentage Tests

            (i) The average Deferral Percentage for the Highly Compensated Employee group shall not exceed the greater of:

                  (A) 125 percent (125%) of such percentage for the Nonhighly Compensated Employee group (for the preceding Plan Year if the prior-year testing method is used); or

                  (B) The lesser of 200 percent (200%) of such percentage for the Nonhighly Compensated Employee group (for the preceding Plan Year if the prior-year testing method is used), or such percentage for the Nonhighly Compensated Employee group (for the preceding Plan Year if the prior-year testing method is used) plus two (2) percentage points.

                  The Plan Administrator may exclude Nonhighly Compensated Employees who have not attained age 21 and do not have at least one Year of Service from the calculation of the average Deferral Percentage for Nonhighly Compensated Employees. This special testing rule may only be used in any Plan Year in which the Plan separately satisfies Section 410(b)(1) of the Code with respect to the group of Participants who have not attained age 21 or do not have at least one Year of Service.

            (ii) The Deferral Percentage for each Participant and the average Deferral Percentage for each group shall be calculated to the nearest one-hundredth of one percent.

            (iii) A Highly Compensated Employee and a Nonhighly Compensated
                  Employee shall include any Employee eligible to make a deferral election pursuant to Section 3.1, whether or not such deferral election was made or suspended pursuant to Section 3.3.

                  Notwithstanding the above, if the prior-year testing method is used to calculate the average Deferral Percentage for the Nonhighly Compensated Employee group for the first Plan Year of this amendment and restatement, a Nonhighly Compensated Employee shall include any such Employee eligible to make a deferral election, whether or not such deferral election was made or suspended, pursuant to the provisions of the Plan in effect for the preceding Plan Year.

                  Notwithstanding the above, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current-year testing method or the prior-year testing method for the testing year.

            (iv) For the purposes of this Section, if a Highly Compensated Employee is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code
                  Section 4975(e)(7) or 409) of the Company or an Affiliated Company, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such participating Highly Compensated Employee. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

            (v) For the purpose of this Section, when calculating the average Deferral Percentage for the Nonhighly Compensated Employee group, the current-year testing method shall be used. Any change in the testing method shall be made pursuant to Internal Revenue Service Notice 98-1 (or superseding guidance).

            (vi) The alternative methods of satisfying the tests as prescribed in Code Sections 401(k)(12) and 401(m)(11) may be used if applicable to pass the tests described in Section 4.6(a).

4.7   ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE

      For purposes of this Section, "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code. The amount of Excess Contributions for a Highly Compensated Employee will be determined in the following manner.

      In the event (or if it is anticipated) that the initial allocations of the Before-Tax Contributions made pursuant to Section 3.1 do (or might) not satisfy one of the tests set forth in Section 4.6(a), the Plan Administrator shall adjust Excess Contributions pursuant to the options set forth below:

      (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Employee having the largest amount of Before-Tax Contributions shall have a portion of his Before-Tax Contributions distributed to him until the total amount of Excess Contributions has been distributed, or until the amount of his Before-Tax Contributions equals the Before-Tax Contributions of the Highly Compensated Employee having the second largest amount of Before-Tax Contributions. This process shall continue until the total amount of Excess Contributions has been distributed. In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Employee as determined herein, such amount shall be reduced by any excess deferred compensation previously distributed to such affected Highly Compensated Employee for his taxable year ending with or within such Plan Year and any forfeited Company Matching Contributions which relate to such excess deferred compensation.

            (i) With respect to the distribution of Excess Contributions pursuant to Section 4.7(a) above, such distribution:

                  (A) May be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

                  (B) Shall be made first from unmatched Before-Tax Contributions and, thereafter, proportionately from Before-Tax Contributions which are matched and Company Matching Contributions which relate to such deferred compensation, if used in the average Deferral Percentage tests pursuant to Section 4.6(a);

                  (C)   Shall be adjusted for income during the Plan Year; and

                  (D) Shall be designated by the Company as a distribution of Excess Contributions (and income).

            (ii) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and income.

            (iii) Company Matching Contributions that relate to Excess
                  Contributions shall be forfeited unless the related Company Matching Contribution is distributed as an excess contribution pursuant to subsection (1) above.

      (b) Within twelve (12) months after the end of the Plan Year, the Company may make a special Qualified Nonelective Contribution on behalf of selected Nonhighly Compensated Employees electing salary reductions pursuant to Section 3.1 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7(a).

            However, if the prior-year testing method is used, the special Qualified Nonelective Contribution shall be allocated in the prior Plan Year to the Participant's Before-Tax Contribution Account on behalf of selected Nonhighly Compensated Employees who were employed by the Company on the last day of the prior Plan Year. Such contribution shall be made by the Company prior to the end of the current Plan Year.

            Notwithstanding the above, if the testing method changes from the current-year testing method to the prior-year testing method, then for purposes of preventing the double counting of Qualified Nonelective Contributions for the first testing year for which the change is effective, any special Qualified Nonelective Contribution on behalf of Nonhighly Compensated Employees used to satisfy the Average Deferral Percentage or Average Contribution Percentage test under the current-year testing method for the prior-year testing year shall be disregarded.

      (c) If during a Plan Year the projected aggregate amount of Before-Tax Contributions to be allocated to all Highly Compensated Employees under this Plan would, by virtue of the tests set forth in Section 4.6(a), cause the Plan to fail such tests, then the Plan Administrator, as defined in Section 9.2, may automatically reduce proportionately or in the order provided in Section 4.6(a) each affected Highly Compensated Employee's deferral election made pursuant to Section 3.1 by an amount necessary to satisfy one of the tests set forth in Section 4.6(a).

4.8   AGGREGATION OF PLANS

      In the event this Plan is aggregated with any other plan maintained by the Company or an Affiliated Company and treated as a single plan for purposes of Sections 401(a)(4) and 410(b) of the Code, all Before-Tax Contributions, and Company Matching Contributions made under such plans shall be treated as made under a single plan, and if two or more of such plans are permissively aggregated for purposes of Sections 401(k) and 401(m) of the Code, such plans shall be treated as a single plan for purposes of satisfying Section 401(a)(4) and 410(b) of the Code.

4.9   DISAGGREGATION OF PLAN

      Notwithstanding anything contained in the Plan to the contrary, in the event the mandatory disaggregation rules under applicable Treasury Regulations require that this

      Plan be treated as two (2) or more separate plans, the provisions of the Plan shall be applied separately with respect to each deemed separate plan, as required by law.

      In the case of a deemed separate plan that covers Eligible Employees employed within a classification with respect to which retirement benefits have been the subject of collective bargaining, the provisions of Sections
      4.6 and 4.7 shall apply to such deemed separate plan and the provisions of Sections 4.6 and 4.7 shall be deemed satisfied by such deemed separate plan.

4.10  CODE SECTION 415 LIMITS

      The annual additions made on behalf of a Participant hereunder shall be limited to the extent required by Section 415 of the Code and rulings, notices and regulations issued thereunder. To the extent applicable,
      Section 415 of the Code and rulings, notices and regulations issued thereunder are hereby incorporated by reference into this Plan. In calculating these limits, the following rules shall apply:

      In the event the Plan Administrator determines that the annual additions made on behalf of a Participant during any Limitation Year are in excess of the limitations of this Section 4.11 as the result of a mistake in estimating a Participant's compensation, a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to any Participant or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the use of these rules, such annual additions shall be reduced by returning the Participant's unmatched Before-Tax Contributions, as appropriate, plus any gains or losses, for such Limitation Year in such amount so that the limitations of this Section 4.11 are not exceeded. Any Before-Tax Contributions thus distributed shall be disregarded for purposes of Sections 1.14, 1.15 and 3.1, as appropriate.

      If, following the return of all the Participant's unmatched Before-Tax Contributions that may be refunded, the annual additions made on behalf of a Participant during the Limitation Year are still exceeded, such annual additions shall be reduced to the extent necessary, proportionally from matched Before-Tax Contributions, and from Company Matching Contributions for such Limitation Year, so that the limitations of this Section 4.11 are not exceeded. The amount of such reduction attributable to matched Before-Tax Contributions shall be refunded to the Participant and the amount attributable to Company Matching Contributions shall be credited to an unallocated Company contribution account. The unallocated Company contribution account shall not be subject to adjustment in accordance with Section 5 and shall be used to provide any Company Matching Contribution to which the Participant may be entitled in the next Limitation Year (and succeeding Limitation Years, as necessary). However, if the Participant is not covered under the Plan as of the end of the Limitation Year, any excess amounts remaining in the unallocated Company contribution account shall be used to provide any Company Matching Contributions to which other Participants may be entitled in the next Limitation Year (and succeeding Limitation Years, as necessary). Any Before-Tax Distributions distributed and any Company Matching Contributions forfeited shall be disregarded for purposes of Sections 1.14, 1.15 and 3.1, as appropriate.

                                    SECTION 5

                              INVESTMENT PROVISIONS

5.1   DESCRIPTION OF FUNDS

      The assets of the Plan shall be invested by the Trustee in accordance with the instructions of the Participants pursuant to Section 5.2 of the Plan and in accordance with the further provisions of this Section 5.1, and the Trust Agreement, in one or more of the following investment options:

      (a) MONEY MARKET FUND -- A fund consisting of securities and obligations which produce a fixed rate of investment return, including, but not limited to, United States government securities, corporate bonds, notes, debentures, convertible securities, preferred stocks, or an investment fund or funds maintained by the Trustee or other banks or other financial institutions. or any contracts issued by insurance companies or other financial institutions.

      (b)   COMPANY STOCK FUND -- A fund designed solely to invest in Company
            Stock.

      (c) INVESTMENT OPTION -- Such other investment options as may be selected from time to time by the Pension Investment Committee described in Section 10.6.

      Nothing in this Section 5.1 shall prohibit the Trustee from maintaining from time to time reasonable amounts in cash or cash equivalents.

      All dividends, interest and other income of each fund, as well as stock splits, stock dividends, and the like, shall be reinvested in that fund.

5.2   INVESTMENT ELECTION

      At the time an Eligible Employee elects to participate in the Plan, he must elect, in a form prescribed by the Plan Administrator, to have contributions, other than the Company Matching Contributions, invested in the following manner;

      (a) 0%, or in increments of 1 % up to a total of 100% in the Money Market Fund.

      (b) 0%, or in increments of 1 % up to a total of 100% in any of the Investment Options.

      (c) 0%, or in increments of 1 % up to a total of 100% in the Company Stock Fund

      A Participant's investment election must total 100% of such contributions. In the absence of a valid election by any Participant, 100% of such contributions and loan repayments shall be credited to the Money Market Fund. Notwithstanding the foregoing, from the

      Effective Date until such date as determined by the Plan Administrator, all contributions will be credited to the Money Market Fund.

5.3   CHANGE IN INVESTMENT ELECTION

      Each Participant may elect effective on any business day of the year and upon telephonic notification to the recordkeeper appointed by the Company to have his current and/or future Participant Contributions invested in a proportion different from that previously selected. Such election shall be made in accordance with the percentage specifications provided in Section
      5.2. Company Matching Contributions are invested in the Company Stock Fund and remain in this fund until the Participant's Separation Date. For purposes of the Plan, a "business day" shall be any day the New York Stock Exchange is open for trading.

5.4   RESPONSIBILITY OF PARTICIPANT IN MAKING INVESTMENT ELECTIONS

      The selection of an investment option in accordance with Sections 5.2 and
      5.3 is the sole responsibility of each Participant. The Plan Administrator, the Trustee, the Company, or any other fiduciary to the Plan are not authorized or permitted to advise a Participant as to the selection of any option or the manner in which such contributions shall be invested. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation as to the purchase of that security, nor shall the designation of an investment option impose any liability on the Plan Administrator, the Trustee, the Company, or any fiduciary to the Plan.

      Except with regard to Company Matching Contributions, the Plan is intended to comply with the provisions of Section 404(c) of ERISA and the regulations thereunder. The Plan Administrator, the Trustee, the Company, and any fiduciary of the Plan shall be relieved of liability for any losses that are the result of investment directions given by a Participant, Beneficiary, or any other person authorized hereunder to direct the investment of any amount allocated to such Participant's, Beneficiary's, or other person's Total Account. The selection of investment option choices and the administration of Plan investments are intended to comply with the requirements of Section 404(c)(1) of ERISA and the regulations thereunder.

5.5   INVESTMENT OF COMPANY MATCHING CONTRIBUTIONS

      Company Matching Contributions shall be invested solely in the Company Stock Fund.

5.6   TRANSFER OF FUNDS

      Each Participant may elect upon telephonic notification (or such other form as the Plan Administrator approves) at any time to have any portion of his Participant Contributions or Rollover Contributions (in dollar amounts or in increments of 1 %) in any fund be transferred to any other fund. For purposes of the Plan, a "business day" shall be any day the New York Stock Exchange is open for trading.

5.7   STOCK RIGHTS, STOCK DIVIDENDS AND STOCK SPLITS

      The Trustee, unless otherwise directed by the Plan Administrator, shall sell any rights which it receives to purchase shares of Company Stock. The net proceeds of the sale of such rights, and any cash received by the Trustee in connection with a stock dividend representing fractional interests in shares of Company Stock, shall be applied by the Trustee to purchase shares of Company Stock. The shares so purchased and any shares received by the Trustee as a result of a stock dividend or stock split shall be allocated by the Plan Administrator to the individual accounts of Participants, in proportion to their respective interests in Company Stock held by the Trust Fund.

                                    SECTION 6

                                     VESTING

6.1   VESTING OF PARTICIPANT CONTRIBUTIONS

      A Participant shall be fully Vested in his Before-Tax and Rollover Contribution Accounts at all times.

6.2   VESTING OF COMPANY MATCHING CONTRIBUTIONS

      (a) A Participant's interest in his Matching Contribution Account shall be fully Vested in the event of his death, Disability, or the attainment of his Retirement Date, provided such Participant is an Employee on such date.

      (b) Any Participant not covered under the provisions of paragraph (a) above shall become Vested in his Matching Contribution Account as follows:

            Years of Service                  Vesting Percentage
            ----------------                  ------------------
            Less than 3 years                          0%
            3 years but less than 4 years             20%
            4 years but less than 5 years             40%
            5 years but less than 6 years             60%
            6 years but less than 7 years             80%
            7 years or more                          100%

      (c) If any Plan amendment changes the vesting schedules set forth in this Section 6.2, each Participant who has completed at least three years of Service as of the later of the date the Plan amendment is adopted, or the date the Plan amendment becomes effective, shall have the vesting percentage of his Matching Contribution Account computed in accordance with the vesting schedule that produces the higher Vested benefit.

6.3   FORFEITURES

      (a) If a Participant is partially but not fully Vested in his Total Account on the date of his termination of employment, the portion of such Account that is not then Vested shall be subject to forfeiture as of the Valuation Date coincident with or next following the date on which distribution of the Participant's Vested benefit occurs or commences on account of his termination of employment.

      (b) If a Participant is not Vested in any portion of his Total Account on the date of his termination of employment, such Participant shall be deemed to have been paid the Vested portion of such Account on the date of his termination of employment. The nonvested balance in such Account shall be subject to forfeiture as of the Valuation Date coincident with or next following the date of the Participant's termination of employment, except that there shall be no such forfeiture if the Participant is reemployed by the Company or an Affiliated Company on or prior to such forfeiture date.

      (c) In the event a Participant is reemployed, any nonvested portion of his Matching Contribution Account which was forfeited in accordance with the provisions of paragraph (a) or (b) above shall be restored to such Participant's Matching Contribution Account on the Valuation Date coincident with or next following his date of reemployment, provided, in the case of paragraph (a), that the Participant repays to the Plan the amount of the Participant's Vested Interest that was previously distributed to the Participant.

      (d) Forfeitures resulting from the application of this Section 6.3 shall be applied as provided in Section 4.5.

      (e) If a Participant receives a distribution from his Matching Contributions Account at a time when his vesting percentage is less than 100%, the Vested balance in that account subsequent to the distribution shall be determined by the formula:

                  Vested balance = P x (AB + (R x D)) - (R x D)

                  For purposes of applying the formula:

            P     is the Vested percentage at the date of determination;

            AB    is the account balance at the date of determination;

            D     is the amount of the distribution previously made; and

            R is the ratio of the account balance at the date of determination to the account balance immediately following the preceding distribution.

                                    SECTION 7

                                  DISTRIBUTIONS

7.1   DISTRIBUTION ON RETIREMENT, DISABILITY OR OTHER TERMINATION OF SERVICE

      (a) After retirement at his Normal Retirement Date, date of Disability, or after his termination of employment with the Company and all Affiliated Companies, the Participant's entire undistributed Vested interest in the Trust Fund shall be available to be distributed to him in a single lump-sum payment as described in Section 7.2.

            In the case of retirement at his Normal Retirement Date, or date of Disability, the Participant may elect on a form provided by the Plan Administrator to receive his Vested interest in the Trust Fund in annual installments over a period not to exceed his life expectancy, the amounts of which are calculated annually by dividing the then current value of the Participant's Total Account (determined as of the last day of the calendar month elected by him, and as of the anniversary of such day in succeeding years) by the remaining number of unpaid installments.

      (b) A Participant who has terminated employment with the Company and all Affiliated Companies shall receive payment (or, if clause (i) of this Section 7.1(b) applies and the Participant so elects, commence to receive payments) of the Vested portion of the undistributed balance in his Total Account as of one of the following dates:

            (i) If the value of the Participant's Vested interest in the Trust Fund at his Benefit Commencement Date exceeds $3,500, the date selected by the Participant, which shall not be later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or terminates employment, whichever is later.

            (ii) If the value of the Participant's Vested interest in the Trust Fund at his Benefit Commencement Date does not exceed $3,500, the Valuation Date following his termination of employment with the Company and all Affiliated Companies.

            Notwithstanding the foregoing, if the value of a Participant's Total Account exceeds $3,500 and he incurs a termination of employment with the Company and all Affiliated Companies after he has reached a retirement date, either early, normal or late (as specified in any other qualified retirement plan maintained by the Company in which such Participant actively participates), the following provisions shall apply:

            (A) The Participant may elect to receive a distribution of all or a portion of his Total Account on any Valuation Date on or after his termination of employment with the Company and all Affiliated Companies provided that such distribution must be at least $500; and

            (B)   The Participant shall not be entitled to a loan.

            Distributions shall be made as soon as practicable after the applicable Valuation Date, provided the Participant has filed a proper distribution election form with the Plan Administrator. If the Participant fails to make proper application for benefits, distribution shall be made no later than 60 days after the close of the Plan Year in which occurs the latest of the Participant's (A) Normal Retirement Date, (B) tenth anniversary of Plan participation, or (C) separation from Service with the Company and all Affiliated Companies.

            If the amount of distribution available under this Section 7.1 cannot be determined by the date distribution is required to begin, payment will begin no later than 60 days after the date the amount of distribution can be determined, and shall include payments retroactive to the required beginning date.

            Notwithstanding the foregoing, benefits from the Plan shall begin no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or terminates employment, whichever is later.

7.2   LUMP SUM DISTRIBUTIONS

      Lump sum distributions under Sections 7.1 or 7.3 may, at the election of the Participant (or, in the event of his death at the election of his designated Beneficiary), be made either in the form of cash equal to the value of the Participant's interest in his Vested Total Account, or in the form of Company Stock equal to all of the Participant's whole shares in the Company Stock Fund combined with a cash lump sum equal to the Participant's fractional shares in the Company Stock Fund plus the remaining value of the Participant's interest in the remaining funds. All distributions in Company Stock shall consist of only full shares with the value of any remaining shares being distributed in cash. The conversion of shares of Company Stock to cash shall be made pursuant to Section 5.6 and shall be based on the closing price per share on the last day on which the stock was traded coincident with or next preceding the applicable Valuation Date.

7.3   DISTRIBUTIONS ON DEATH

      (a) Upon the death of any Participant whether serving as an active Employee or having terminated his employment for any reason whatsoever and prior to commencement of, or complete distribution of, his Total Account, his entire remaining Vested interest in the Trust Fund shall be payable to his surviving Spouse as designated Beneficiary, except as provided below. If the Participant does not have a Spouse as of his date of death, the Participant's interest shall be paid to his designated Beneficiary. If a Participant's designated Beneficiary shall have predeceased him, or if the Participant's designation shall have lapsed or failed for any reason, payment will be made to the Participant's estate.

            The Participant's Vested interest may be paid to a designated Beneficiary other than his Spouse while the Participant's Spouse is living only with the written consent of the Spouse. A spousal consent under this Section 7.3 must:

            (i)   be in writing on a form provided by the Plan Administrator;

            (ii)  specify the Beneficiary;

            (iii) acknowledge the effect of such consent; and

            (iv)  be witnessed by a notary public.

            Any such consent will be valid only with respect to the Spouse who signs the consent. A spousal consent is not required, however, if it is established to the satisfaction of the Plan Administrator that the consent cannot be obtained because (A) there is no Spouse; (B) the Spouse cannot be located; or (C) such other circumstances as the Secretary of the Treasury may prescribe by regulations.

            A Participant's designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until it has been filed by the Participant with the Plan Administrator, provided, however, that any designation received by the Plan Administrator after the Participant's death shall take effect upon such receipt, but prospectively only and without prejudice to any payor or payee on account of any payments made before receipt of such designation by the Plan Administrator.

      (b) Distribution of the Participant's Vested interest in the Trust Fund shall be made at the election of the Participant's designated Beneficiary (or the administrator or executor of the participant's estate, as the case may be) on a form provided by the Plan Administrator, in one of the following forms of payment:

            (i)   In a single lump sum payment as described in Section 7.2; or

            (ii) In annual installments, over a period of not more than five years, the amounts of which are calculated annually by dividing the then current value of the Participant's Total Account (determined as of the last day of the calendar month elected by the designated Beneficiary, or the administrator or executor of the Participant's estate, as the case may be, and as of the anniversary of such date, in succeeding years) by the remaining number of unpaid installments.

      (c) If distribution to the Participant has begun and the Participant dies before his entire interest has been distributed, the remaining portion of the Participant's nonforfeitable interest m the Trust Fund shall be distributed at least as rapidly as under the method of payment in effect at the Participant's date of death.

      (d) If the Participant dies before commencement of his nonforfeitable interest in the Trust Fund, such interest (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be distributed to the Participant's designated Beneficiary in a single lump sum cash payment within 90 days after the date the Participant's death is reported to the Plan Administrator, or within a reasonable period of time thereafter, and provided the designated Beneficiary has filed a proper distribution election form with the Plan Administrator.

            Except as provided in paragraph (e) below, distribution to a designated Beneficiary shall begin no later than the earlier of (i) December 31 of the calendar year containing the fifth anniversary of the Participant's date of death, or (ii) December 31 of the calendar year in which the deceased Participant would have attained age 70-1/2.

      (e) If the Participant's designated Beneficiary is his Spouse, such Spouse may elect to defer distribution until December 31 of the calendar year in which the deceased Participant would have attained age 70-1/2. Such election must be made no later than the date distribution is required to begin under paragraph (d) above.

            If the Participant's Spouse dies before any distribution is made, the provisions of this Section 7.3 shall be applied as though the Spouse was the Participant.

      (f) If the amount of distribution available under this Section 7.3 cannot be determined by the date distribution is required to begin, payment will be made no later than 60 days after the date the amount of distribution can be determined, and shall include payments retroactive to the required beginning date.

7.4   INVESTMENT OF DEFERRED DISTRIBUTIONS

      If a Participant defers receipt of a distribution of his Total Account in accordance with this Section, his Total Account shall continue to be invested in accordance with the provisions of Section 5 until his Total Account is distributed to him; provided, however, the restrictions contained in Sections 5.2 and 5.5 regarding the investment of Company Matching Contributions shall not apply and such Participant may direct the investment of the Company Matching Contributions that have been allocated to his Total Account.

7.5   PROOF OF DEATH

      The Plan Administrator may, as a condition precedent to making payment to any Beneficiary, require that a death certificate, burial certificate, or other evidence of death acceptable to it be furnished.

7.6   LOAN AS A DISTRIBUTION

      In the event a Participant is eligible to receive a distribution in accordance with this Section 7, he shall be given the opportunity to repay his outstanding loan balance, if any. Repayment must be made prior to the date of distribution. If the Participant fails to fully repay his outstanding loan balance at the time a lump-sum distribution is made to him, the Participant's loan shall be deemed canceled and the remaining outstanding loan balance shall be treated as part of the Participant's lump sum distribution.

      If the Participant fails to fully repay his outstanding loan balance at the time the first payment of an installment is made to him, the Participant's loan shall be deemed canceled and the remaining loan balance shall be treated as though it had been distributed to the Participant on the Valuation Date as of which his first installment payment is made. The outstanding loan balance shall not be taken into account in determining the amount of installment payments.

7.7   DISTRIBUTION TO ALTERNATE PAYEES

      The Plan Administrator may authorize the Trustee to make a lump sum distribution to an Alternate Payee pursuant to a Qualified Domestic Relations Order as soon as administratively practicable after the Valuation Date next following the earlier of:

      (a)   The date the Participant terminates employment;

      (b) The date the Participant is entitled to a distribution under the Plan; or

      (c) The date the Alternate Payee elects to receive a distribution from the Plan; provided the Alternate Payee has filed a request for distribution with the Plan Administrator.

      (d) The date the Plan Administrator determines that the order is a Qualified Domestic Relations Order, subject to any deferred distribution date specified in the Qualified Domestic Relations Order, provided the Alternate Payee has filed a request for distribution with the Plan Administrator.

      If the Alternate Payee's nonforfeitable interest in the Plan does not exceed $3,500, distribution to the Alternate Payee shall be made at the earliest possible date described above.

7.8   NOTICE TO PAYEES

      At the time a Participant or Beneficiary makes application for benefits, the Plan Administrator shall furnish the individual with a written notice of distribution.

7.9   RESTRICTIONS ON DISTRIBUTIONS

      (a) Notwithstanding any other provision of the Plan, a Participant's Before-Tax Contribution Account shall not be distributable prior to his termination of employment with the Company and all Affiliated Companies, Disability, or death, except:

            (i)   in cases of hardship, as provided in Section 8.2;

            (ii)  upon attainment of age 59-1/2

            (iii) upon termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code);

      No distribution shall be authorized by paragraph (iii) above, unless the distribution qualifies as a "lump sum distribution" within the meaning of
      Section 401(k)(10)(B)(ii) of the Code.

      (b) All distributions made from this Plan shall comply with the requirements of Section 401(a)(9) of the Code notwithstanding any other provisions of the Plan to the contrary.

7.10  ELIGIBLE ROLLOVER DISTRIBUTIONS

      Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 7.10, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution transferred to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

      Definitions:

      (a) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 40l(a)(9) of the Code; any distribution that is made upon the hardship of the employee; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Notwithstanding the foregoing, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

      (b) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(b) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that accepts the Distributee's Eligible Rollover Distribution and agrees to separately account for amounts rolled into such plan from the Plan.

      (c) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 4l4(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

      (d) Direct Rollover: A Direct Rollover is the payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

7.11  REQUIRED MINIMUM DISTRIBUTIONS

      (a)   General Rules.

            (i) The requirements of this Section 7.11 shall apply to any distribution of a Participant's Account and shall take precedence over any inconsistent provisions of this Plan, provided that the requirements of this Section 7.11 shall not enlarge the distribution options currently available to Participants and Beneficiaries under the other provisions of the Plan.

            (ii) All distributions required under this Section shall be determined and made in accordance with the regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.

      (b)   Distributions Commencing During a Participant's Lifetime.

            The entire interest of a Participant must be distributed to such Participant no later than the Participant's Required Beginning Date, or must be distributed, beginning not later than the Required Beginning Date, over the life of the Participant or joint lives of the Participant and designated Beneficiary or over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the designated Beneficiary.

            (i) Required Beginning Date means, for a Participant who is a 5-percent owner (as defined in Code Section 416), April 1 of the calendar year following the calendar year in which he attains age 70-1/2.

            (ii) Required Beginning Date means, for any Participant who is not a 5-percent owner (as defined in Section 416 of the Code), April 1 of the calendar year following the earlier of the calendar year in which he attains age 70-1/2 or the calendar year in which he retires.

            (iii) The applicable distribution period for required minimum distributions for distribution calendar years up to and including the distribution calendar year that includes the Participant's death is determined using the Internal Revenue Services' Uniform Lifetime Table for the Participant's age as of the Participant's birthday in the relevant distribution calendar year.

      (c)   Distributions Before Required Beginning Date.

            Lifetime distributions made before the Participant's Required Beginning Date for calendar years before the Participant's first distribution calendar year, need not be made in accordance with this Section 7.11. However, if distributions commence before the Participant's Required Beginning Date under a particular distribution option, the distribution option fails to satisfy the provisions of Section 401(a)(9) of the Code at the time distributions commence, if under the terms of the particular distribution option, distributions to be made for the Participant's first distribution calendar year or any subsequent distribution calendar year fail to satisfy Section 401(a)(9).

      (d)   Death After Distributions Have Begun.

            If distribution of the Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death. The applicable distribution period for distribution calendar years after the distribution calendar year containing the Participant's death is either the longer of the remaining life expectancy of the Participant's designated Beneficiary or the remaining life expectancy of the Participant. If the Beneficiary is not an individual or does not otherwise meet the requirements of Section 401(a)(9) of the Code, the remaining life expectancy of the Participant must be utilized.

      (e)   Death Before Required Beginning Date.

            If the Participant dies before his Required Beginning Date and distribution of his interest, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

      (f)   Minimum Distribution Amount.

            If a Participant's benefit is to be distributed over:

            (i) A period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary, or

            (ii) A period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year beginning with the distributions for the first distribution calendar year, must be at least equal to the quotient obtained by dividing the Participant's benefit by the applicable distribution period. For distribution calendar years up to and including the distribution calendar year that includes the Participant's death, the required minimum distribution amount is determined under the Uniform Lifetime Tables promulgated by the Internal Revenue Service for the Participant's age as of his birthday in the relevant calendar year. If a Participant dies on or after the Required Beginning Date, the distribution period available for calculating the amount that must be distributed during the distribution calendar year that includes the Participant's death is determined as if the Participant had lived throughout the year. If the sole designated Beneficiary of a Participant is the Participant's surviving spouse, for required minimum distributions during the Participant's lifetime, the applicable distribution period is the longer of the distribution period determined in accordance with the preceding three sentences or the joint life expectancy of the Participant and spouse using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year. The spouse is the sole designated Beneficiary for purposes of determining the applicable distribution period only if the spouse is the sole beneficiary of the Participant's entire interest at all times during the distribution calendar year.

      (g) Life expectancies for purposes of determining required minimum distributions must be computed using the Single Life Table and the Joint Last Survivor Table promulgated by the Internal Revenue Service.

      (h) If distributions are made in accordance with this Section 7.11, the minimum distribution incidental benefit requirement is satisfied.

      (i) Timing of Distributions. The minimum required distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that calendar year.

                                    SECTION 8

                     WITHDRAWALS AND LOANS DURING EMPLOYMENT

8.1   DISCRETIONARY WITHDRAWALS

      A Participant may elect to withdraw from the Trust Fund up to 100% of his Rollover Contribution Account at his discretion and without a suspension. However, no more than four (4) discretionary withdrawals may be made by a Participant during any one calendar year.

      The withdrawal shall be made as soon as practicable following the date on which the request for the withdrawal is made. The amount available for withdrawal is based on the balance in the Rollover Contribution Account as of the date the withdrawal request is processed by the recordkeeper appointed by the Company, reduced by the amount of any outstanding loan balance(s), if any.

      Amounts withdrawn under this Section 8.1 shall be debited to each Fund (except the Loan Fund) in proportion to the balance in each account from which the withdrawal to be made is invested in each such Fund.

8.2   HARDSHIP WITHDRAWALS

      (a) A Participant may request a hardship withdrawal, subject to the approval of the Plan Administrator, in an amount which does not exceed the amount required to meet the immediate and heavy financial need created by the hardship and provided the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans available under all qualified plans maintained by the Company or an Affiliated Company.

            The Plan Administrator will not approve a hardship withdrawal for less than $200. The Plan Administrator shall promptly review the hardship withdrawal request and notify the Participant that the request has been approved or disapproved. The Plan Administrator shall approve requests for hardship withdrawals using the objective criteria set forth in paragraph (b) below as well as documentary evidence submitted by the Participant to substantiate the reason for and the amount of the need. The only discretion to be exercised by the Plan Administrator is that which is reasonably necessary to determine whether the objective conditions have been met.

            In the event amounts are withdrawn from the Participant's Before-Tax Contributions Account in accordance with this Section 8.2 before age 59-1/2, Participant Contributions made under Section 3.1 shall be suspended for a period of twelve consecutive months commencing the next available pay period following the date of withdrawal.

      (b) For purposes of this Section, a withdrawal shall be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is on account of:

            (i) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's Spouse, or any dependent of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;]

            (ii) purchase (excluding mortgage payments) of a principal residence for the Participant;

            (iii) payment for tuition, related educational fees, and room and board expenses, for the next semester or quarter of post-secondary education for the Participant, his Spouse, children or dependents; or

            (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

      (c) A hardship withdrawal made by a Participant under this Section 8.2 shall be withdrawn from the Participant's Total Account:

            (i) First, from the Vested balance in his Matching Contributions Account;

            (ii) Next, from the balance in his Before-Tax Contributions Account, exclusive of earnings; then

            (iii) From the balance in his Rollover Contributions Account, exclusive of earnings.

      (d) Amounts withdrawn under paragraph (c) above shall be debited from each Fund (except the Loan Fund) in proportion to the balance of each account from which the withdrawal to be made is invested in such Fund.

      (e) Requests for hardship withdrawals may be made at any time, but not more frequently than once a year for reasons other than payment of post-secondary education expenses. Requests for hardship withdrawals for payment of post-secondary education expenses may be made as often as every calendar quarter, and may be made in addition to a withdrawal for a non-tuition payment reason. All withdrawal elections shall be made by a Participant on written forms supplied by the Trustee for that purpose.

8.3   RESTORATION OF WITHDRAWALS

      A Participant shall not be permitted to restore to the Plan any amounts withdrawn under the provision of Sections 8.1 or 8.2.

8.4   TIMING OF WITHDRAWALS

      All withdrawals shall be made as soon as practicable after the Valuation Date designated by the Participant in his election. The Plan Administrator in its discretion may authorize an advance payment in an amount equal to all or a portion of the amount of the requested withdrawal, with the balance, if any, to be made as soon as practicable after such Valuation Date. To the extent that any withdrawals are made from the Company Stock Fund, such withdrawals shall be made in cash. Withdrawals of shares are not permitted.

8.5   LOANS

      A Participant or any beneficiary who is a party in interest (as defined in Section 3(14) of ERISA) may obtain a loan from the Trust upon proper application to the Trust pursuant to procedures established by the Company. For purposes of this Section 8.5, the term "Participant" shall include an Alternate Payee described in the preceding sentence. The nature and amount of the loan must conform to the following rules and limits:

      (a) The Participant may borrow only the assets in his Before-Tax Contribution Account and his Rollover Account.

      (b)   The minimum loan amount is $1,000;

      (c) The maximum loan amount is the lesser of (i) 50 percent (50%) of the Participant's Before-Tax Contribution Account and his Rollover Account reduced by any current outstanding loan balance or (ii) $50,000, reduced by the Participant's highest outstanding loan balance from the Plan during the one-year period ending on the day before the date on which such loan is made. The Trustee will accept only the Participant's accrued benefit as collateral for loans.

      (d) The term of the loan cannot exceed five (5) years. The term of a loan may be extended beyond five (5) years for Participants on military leave from the Company with the term of the extension not to exceed the length of such military leave.

      (e) A Participant may have no more than two loans from this Plan in effect at any one time.

      (f) The Company will establish the rate of interest to be charged on all loan balances. This rate of interest will be one percent (1%) in excess of the prime rate as published in the Wall Street Journal on the first business day of the month in which the loan is granted. A Participant on a military leave from the Company may be entitled to the interest rate reduction provided in the Soldiers' and Sailors' Civil Relief Act of 1940.

      (g) The loan shall be repaid by the Participant, if the Participant is an active Employee, through payroll deduction as established by the loan agreement. If the borrower is not an active Employee, the borrower and the Company shall agree to a repayment schedule which shall be incorporated in the loan agreement.

      (h) The loan may be repaid in full at a date earlier than provided in the loan agreement with no penalty.

      (i) Any loan fees charged will be paid by the Participant from funds other than those in the Trust.

      (j) Interest paid by the Participant will be credited directly to the Participant's account.

      (k) The loan amount will be taken on a pro-rata basis from the beneficial loan interest in all investment options at the time of the loan and on a pro-rata basis from Company, Participant and Rollover Contributions at the time of the loan. Repayments will be redeposited into the Participant's current investment options and contributions using the current ratio.

      (l) If a Participant or Beneficiary does not repay a loan which he may have from the Plan, the Trustee will declare such loan to be in default when the loan is in arrears of repayment for more than 90 days. The Trustee may take steps to preserve Plan assets, if necessary, in the event of such default. Once default has been established, the amount of the loan in default (unpaid principal and the interest accrued thereon) shall be treated as a distribution from the Plan in the Plan Year in which the default occurs. The amount of the default will not constitute part of subsequent distributions from the Trust.

      (m)   Loan repayments will be suspended under this Plan as permitted under
            Section 414(u) of the Code.

8.6   TIMING OF LOANS

      Loans may be applied for on any business day.

8.7   COMPLIANCE WITH LAW

      The rules and limits for this loan provision may be changed from time to time to comply with the Internal Revenue Code and with regulations issued thereunder.

                                    SECTION 9

                           ADMINISTRATION OF THE PLAN

9.1   THE PLAN ADMINISTRATOR

      The Timken Company is the named Fiduciary of the Plan and the Plan Administrator, unless it appoints a Plan Administrator.

9.2   POWERS OF THE PLAN ADMINISTRATOR

      The Plan Administrator shall have the sole responsibility for the administration of the Plan with all powers necessary to enable it properly to carry out its duties in that respect, and its decisions upon all matters within the scope of its authority shall be final. Subject to this
      Section 9 and ERISA, the Plan Administrator shall have and shall exercise complete discretionary authority to construe, interpret, and apply all of the terms of the Plan, including all matters relating to eligibility for benefits, amount, time or form of benefits, and any disputed or doubtful terms. In exercising such discretion, the Plan Administrator shall give controlling weight to the intent of the sponsor of the Plan. Specifically, but not in limitation of the broad power herein conferred, the Plan Administrator shall have the power, pursuant to the Plan, to:

      (a)   Determine the following:

            (i) Whether a person working for the Company is an Eligible Employee within the definition of that term as used in the Plan;

            (ii)  The Service of any such Employee;

            (iii) All other questions involving construction of the Plan or any of the terms or provisions thereof.

      (b) Examine the administration by the Trustee of the Trust Fund, to take action where necessary regarding any acts or omissions of the Trustee in the administration of the Trust Fund and to make any claim against the Trustee for negligence or otherwise with reference to such acts or omissions. The responsibility of the Plan Administrator in this area is limited to administrative actions and procedures of the Plan Administrator and does not include investment policies, practices or management.

      (c) Engage an independent qualified public accountant to conduct an examination of any financial statement of the Plan so as to enable him to conduct an opinion as to any other financial statements necessary for the operation of the Plan.

      (d) Appoint such agents and subcommittees as it may deem necessary for the effective exercise of its powers and duties and to delegate to such agents and subcommittees any powers and duties, both ministerial and discretionary, as the said Plan Administrator shall deem expedient and appropriate.

      (e) Authorize the Trustee to incur expenses not provided for in the Trust Agreement and to reimburse the Trustee for any expenses so incurred.

      (f) Adopt such rules of procedure as it shall deem necessary in the administration of the Plan, including, but not limited to, procedures for presenting claims for benefits under the Plan and for review of claims which are denied in whole or in part, and procedures for complying with the requirements of Section 414(p) of the Code with respect to Qualified Domestic Relations Orders.

      The decision of the Plan Administrator made in good faith upon any matter within the scope of its authority shall be final, but the Plan Administrator at all times in carrying out its decisions shall act in a uniform and nondiscriminatory manner and may from time to time set down uniform rules of interpretation and administration, which rules may be modified from time to time.

9.3   PLAN ADMINISTRATION

      The Plan Administrator shall have responsibility for the administration of this Plan, including power to construe this Plan, to determine all questions that shall arise hereunder, including particularly questions on eligibility and participation of Employees and allocations of Company contributions to Participants' Accounts and all matters necessary for it properly to discharge its duties, powers and obligations and to apply its established policies concerning the employment status of Participants.

      (a) The Plan Administrator will make all determinations as to the right of any person to benefits under the Plan in accordance with the governing Plan documents and will ensure that Plan provisions are applied consistently with respect to similarly situated claimants. Any denial by the Plan Administrator of a claim for benefits under the Plan (other than a claim subject to Section 9.11) by a claimant, who may be a Participant or a Beneficiary, will be stated in writing by the Plan Administrator and delivered or mailed to the claimant within a reasonable period of time, but not later than 90 days after receipt of the claim by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. Written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the day by which the Plan expects to render the benefit determination, which cannot exceed a period of 90 days from the end of the initial determination period.

      (b) The Plan Administrator shall provide a claimant with written or electronic notification of any adverse benefit determination. The notification shall set forth in a manner calculated to be understood by the claimant:

            (i) The specific reason or reasons for the adverse benefit determination;

            (ii) Reference to the specific plan provisions on which the determination is based;

            (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

            (iv) A description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of the Act following an adverse benefit determination on review.

      (c) In addition, the Plan Administrator will provide an opportunity to any claimant whose claim for benefits has been denied an opportunity for a full and fair review of the denial. As part of the review, the Plan Administrator will:

            (i) Provide a claimant at least 60 days following receipt of notification of an adverse benefit determination within which to appeal the determination;

            (ii) Provide a claimant the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits;

            (iii) Provide that a claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits;

            (iv) Provide for a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

      (d) The Plan Administrator shall provide a claimant with written or electronic notification of the Plan's benefits determination on review within 60 days after the Plan Administrator receives the request for review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant:

            (i) The specific reason or reasons for the adverse benefit determination;

            (ii) Reference to the specific plan provisions on which the determination is based;

            (iii) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits;

            (iv) A statement describing any voluntary appeal procedures offered by the Plan and the claimant's right to obtain the information about such procedures and a statement of the claimant's right to bring an action under Section 502(a) of ERISA.

9.4   THE PLAN IS A VOLUNTARY ACT BY THE COMPANY

      Establishment and maintenance of the Plan constitute voluntary acts of the Company and are not to be deemed or construed to be a part of any contract of employment, or as giving any person any enforceable right against the Company. The Trust Fund shall be the sole source of all distributions or other benefits provided for in the Plan and the Company shall not be liable or responsible therefor. Neither the action of The Timken Company in establishing the Plan nor any action hereafter taken by the Board or by any Plan Administrators in connection with the Plan shall be construed as giving to any Employee a right to be retained in the service of the Company or any right or claim to any benefits under the Plan except as expressly provided in the Plan.

9.5   INDEMNIFICATION

      The Company may indemnify all persons, including Employees, who are or may be determined to be fiduciaries as that term is defined in ERISA, including independent professional advisors and service organizations which it is contractually obligated to indemnify to the extent permitted by law against any and all claims, loss, damages, expenses and liability from any action or failure to act except when such action or failure to act is due to the gross negligence, willful misconduct of willful breach of fiduciary duty of such person.

9.6   FIDUCIARY INSURANCE

      The Company may secure to the extent practicable and maintain in full force and effect insurance on behalf of all persons, including Employees, who are or may be determined to be fiduciaries, as that term is defined in ERISA, including independent professional advisors and service organizations which it is contractually obligated to indemnify, to cover liability or losses occurring by reason of the act or omission of each such person, unless such act or omission is due to the gross negligence, willful misconduct or willful breach of fiduciary duty of such person, and may secure and maintain in full force and effect insurance on behalf of other independent professional advisors and service organizations which are or may be determined to be fiduciaries, as that term is defined in ERISA.

9.7   FILINGS WITH THE PLAN ADMINISTRATOR

      For all purposes of the Plan, any designation or change of Beneficiary, distribution election, or other form or document required under the Plan shall become effective only upon receipt by the Plan Administrator or its delegate of such written designation, change, or election, or other form or document.

9.8   PAYEE UNKNOWN

      (a) If the Plan Administrator is unable after any benefit becomes due hereunder to authorize payment because the whereabouts of a Participant or Beneficiary cannot be ascertained, the Plan Administrator shall send written notice of such benefit to the Participant or Beneficiary at his last known mailing address as shown by the records of the Company. The Total Account payable to the Participant or Beneficiary shall continue to be maintained until the earlier of:

            (i) the date the Participant or Beneficiary entitled to the benefit makes application therefor, or

            (ii) the fifth anniversary of the Participant's or Beneficiary's Benefit Commencement Date.

      (b) If the Plan Administrator, after making a reasonably diligent effort, cannot locate the Participant or Beneficiary for a period of five years, the amount payable to such Participant or Beneficiary shall be forfeited on the Valuation Date next following the fifth anniversary of the Participant's or Beneficiary's Benefit Commencement Date. Forfeitures arising under this Section 9.8 shall be applied as provided in Section 4.3.

            Should the Participant or Beneficiary subsequently make application for benefits, the amount so forfeited shall be paid to the Participant or Beneficiary, and the Company shall reimburse the Trust Fund for the payment by making a special contribution for such purpose or by using forfeitures.

9.9   RELIANCE ON STATEMENTS OF PARTICIPANTS AND BENEFICIARIES

      The Company, any Affiliated Company, the Plan Administrator, and the Trustee may rely upon any certificate, statement, or other representation made to them by any Employee, Participant, Spouse, or other Beneficiary with respect to age, length of service, leave of absence, date of cessation of employment, marital status, or other fact required to be determined under any of the provisions of this Plan, and shall not be liable on account of any payment or the performance of any act in reliance upon any such certificate, statement, or other representation.

      Any such certificate, statement or other representation made by an Employee or Participant shall be conclusively binding upon such Employee or Participant and his Spouse or other Beneficiary, and such Employee, Participant, Spouse, or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement, or other representation.

9.10  DISTRIBUTION TO MINORS AND INCAPACITATED PAYEES

      In the event a distribution is to be made to a minor or an adult unable to attend to his affairs for any reason (including, but not limited to, illness, infirmity, or mental incapacity), the Plan Administrator may in its discretion direct that such distribution be made (a) directly to him, or (b) to the parent or other legal guardian, Plan Administrator, or conservator of such person, or to a custodian for a minor Beneficiary under the Uniform Gifts to Minors Act. Payment to any such person shall fully discharge the Plan Administrator, Trustee, Company, and Plan from further liability on account thereof.

9.11  CLAIMS FOR DISABILITY BENEFITS

      (a) Notwithstanding the foregoing provisions of this Section 9, any denial by the Plan Administrator of a claim for benefits with respect to a Participant's Disability will be stated in writing by the Plan Administrator and delivered or mailed to the claimant within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim, due to matters beyond the control of the Plan Administrator. Written notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the day by which the Plan expects to render the benefit determination, which cannot exceed a period of 30 days from the end of the initial determination period. Additionally, if, prior to the end of the first 30-day extension period, the Plan Administrator determines that special circumstances require an extension of time for processing the claim, due to matters beyond the control of the Plan Administrator, the period for making the determination may be extended for up to an additional 30 days. Written notice of the second extension shall be furnished to the claimant prior to the termination of the first 30-day extension period. The second extension notice shall indicate the special circumstances requiring an extension of time and the day by which the Plan Administrator expects to render a decision, which cannot exceed a period of 30 days from the end of the first 30-day extension period. Any notice of extension under this Section 9.11(a) shall also specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve the issues. The claimant shall be afforded at least 45 days within which to provide the specified information. Additionally, in the event that a period of time is extended due to a claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

      (b) The Plan Administrator shall provide a claimant with written or electronic notification of any adverse benefit determination with respect to a Participant's Disability. The notification shall set forth in a manner calculated to be understood by the claimant:

            (i) The specific reason or reasons for the adverse benefit determination;

            (ii) Reference to the specific plan provisions on which the determination is based;

            (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

            (iv) A description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review;

            (v) A specific reference to the internal rule, guideline, protocol or other similar criterion, if any, that was relied upon in making the adverse determination or a statement that such rule, guideline, protocol, or other similar criterion, if any, was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request.

      (c) In addition, the Plan Administrator will provide an opportunity to any claimant whose claim for benefits has been denied under this
            Section 9.11 an opportunity for a full and fair review of the denial by a named fiduciary designated by the Plan Administrator that is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. As part of the review, the named fiduciary will:

            (i) Provide a claimant at least 180 days following receipt of notification of an adverse benefit determination within which to appeal the determination;

            (ii) Provide a claimant the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits;

            (iii) Provide that a claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits;

            (iv) Provide for a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

            (v) Provide for a review that does not afford deference to the initial adverse benefit determination;

            (vi) Provide that, in deciding any appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither the individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual;

            (vii) Provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the initial benefit determination.

      (d) The named fiduciary shall provide a claimant with written or electronic notification of the Plan's benefits determination on review within 45 days after the Plan receives the request for review, unless the named fiduciary determines that special circumstances require an extension of time for processing the claim. Written notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the day by which the named fiduciary expects to render the benefit determination, which cannot exceed a period of 45 days from the end of the initial determination period. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant:

            (i) The specific reason or reasons for the adverse benefit determination;

            (ii) Reference to the specific plan provisions on which the determination is based;

            (iii) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits;

            (iv) A statement describing any voluntary appeal procedures offered by the Plan and the claimant's right to obtain the information about such procedures and a statement of the claimant's right to bring an action under Section 502(a) of ERISA

            (v) A specific reference to the internal rule, guideline, protocol or other similar criterion, if any, that was relied upon in making the adverse determination or a statement that such rule, guideline, protocol, or other similar criterion, if any, was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request.

      To the extent permitted by applicable law, the determination on review shall be final and binding on all interested persons. In performing the duties under this Section 9.11, the named fiduciary shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Plan Administrator under Section 9.2.

                                   SECTION 10

                           ADMINISTRATION OF THE TRUST

10.1  TRUST AGREEMENT

      The Company has entered into a Trust Agreement, hereinbefore and hereinafter referred to as "the Trust Agreement".

10.2  PROVISIONS OF THE TRUST AGREEMENT

      Pursuant to the terms and provisions of the Trust Agreement, such Trustees as the Company may appoint, will receive and invest all contributions made under the Plan by the Company and by the Participants to the Trust Fund held by the Trustees and all income derived therefrom. The Company may remove the Trustee and may appoint successor or additional trustees and may divide their duties and responsibilities as it sees fit.

10.3  EXCLUSIVE BENEFIT OF PARTICIPANTS

      All assets of the Trust Fund, whether representing contributions made by the Company or by the Participants, shall be held by the Trustees as a trust fund for the benefit of Participants and Beneficiaries under the Plan. In no event shall it be possible at any time prior to the satisfaction of all liabilities, fixed or contingent, under the Plan, for any part of the assets of the Trust Fund whether principal or income, to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries.

10.4  DIRECTIONS OF THE PLAN ADMINISTRATOR

      The Trust Agreement also specifically provides, among other things, for the investment or reinvestment of the Trust Fund and the income derived therefrom, and for the management of such Trust Fund, the responsibilities and immunities of the Trustees, the removal of the Trustees and the appointment of successors, accountings by the Trustees and the disbursement of the Trust Fund in accordance with the direction of the Plan Administrator.

10.5  COORDINATION OF PLAN AND TRUST AGREEMENT

      The rights of all persons under the Plan are subject to all the terms and provisions of said Trust Agreement.


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10.6  PENSION INVESTMENT COMMITTEE

      The Pension Investment Committee of The Timken Company shall exercise all powers under the Plan which relate to the investment policy, practice and management of the assets of the Plan, including the selection of the investment funds hereunder. In furtherance of its duties it may engage investment managers, who may be authorized to direct the Trustee in the making of investments, and may discharge any investment manager so engaged and engage other investment managers at any time in its sole judgment. The Pension Investment Committee is the named fiduciary for investment policy of the Trust Fund.

10.7  RETURN OF CONTRIBUTIONS

      Nothing herein shall prohibit a return to the Company, within one year after payment, of excess sums contributed to the Trust Fund as a result of a mistake of fact. In the event that the Commissioner of Internal Revenue (or his delegate) determines that the Plan is not initially qualified under the Code, any Company Contributions made to the Plan shall be returned to the Company within one year after the date the initial qualification is denied, provided application for qualification is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

      Each Company Contribution is conditioned on the deductibility of the contribution under Section 404 of the Code, and to the extent such contribution is disallowed, the contribution shall be returned to the Company within one year after the date of disallowance.


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                                   SECTION 11

                  AMENDMENT, TERMINATION, OR MERGER OF THE PLAN

11.1  RIGHT TO AMEND

      The Company expressly reserves the right to amend or discontinue the Plan by action of the Board at any time.

      The Board or the Plan Administrator shall have the authority to waive requirements as to eligibility in the case of those Participants whose standing has changed so as to otherwise render them ineligible to participate. No amendment may be made which will deprive any Employee of any interest hereunder that has accrued to him.

11.2  RIGHT TO TERMINATE

      The Plan may be terminated at any time by resolution of the Board provided that no such action shall permit any part of the assets of the Trust Fund, whether principal or income, to revert to the Company or to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries until all liabilities, fixed or contingent, under the Plan with respect to such Participants and Beneficiaries shall have been satisfied in full.

11.3  NOTICE OF TERMINATION

      In the event that the Company determines to amend or discontinue the Plan, in whole or in part, the Company will give the Plan Administrator and the Trustee at least one month's prior written notice thereof.

11.4  TERMINATION OF TRUST

      If the Plan is terminated, all of the Participants' Total Accounts shall be nonforfeitable. The Trust Fund shall be revalued as of the date the remaining assets are to be distributed, and the then current value of all Total Accounts shall be distributed in the manner described in Section 7.

      If another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) is established or maintained (within the meaning of Section 401(k)(l0)(A)(i) of the Code) distribution shall not be made until a Participant's actual separation from service (within the meaning of Section 401(k)(2)(B) of the Code).


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      Until all Total Accounts are fully distributed, any remaining Total
      Accounts held in the Trust Fund shall continue to be adjusted in accordance with the provisions of Section 5.

11.5  DISCONTINUANCE OF CONTRIBUTIONS

      The Company may at any time, by written resolution of the Board, completely discontinue its participation in and contributions under the Plan. If the Company completely discontinues its contributions under the Plan, either by resolution of the Board or for any other reason, and such discontinuance is deemed a partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, the amounts credited to the Total Accounts of all affected Participants (other than Participants who, in connection with the discontinuance of Company contributions, transfer employment to a Company which continues to contribute under the Plan) shall be nonforfeitable.

11.6  MERGER OF PLANS

      Subject to the provisions of this Section, the Plan may be amended to provide for the merger of the Plan with, or a transfer of all or part of its assets to, any other qualified plan within the meaning of Section 401(a) of the Code. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in this Plan shall be entitled to a benefit immediately after such merger, consolidation, or transfer equal to or greater than the benefit the Participant would have received if the Plan had been terminated immediately prior to the merger, consolidation, or transfer


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                                   SECTION 12

                            MISCELLANEOUS PROVISIONS

12.1  GENDER

      Whenever the word "he" or "his" or "him" is used in the Plan, such word is intended to embrace within its purview the word "she" or "her", as may be appropriate.

12.2  INVESTMENTS AND EXPENSES

      All Trustees' fees, investment manager's fees and administrative costs shall be borne by the Company, except for investment manager fees charged by the Investment Options shall be borne by the Plan.

12.3  VOTING RIGHTS

      Before each annual or special meeting of its shareholders, the Company shall cause to be furnished to each Participant having shares of Company Stock credited to his Total Account, a copy of the proxy material, together with a form requesting instructions of the Trustee on how such shares credited to the Participant's Total Account should be voted. Upon receipt of such instructions, the Trustee shall vote such shares as instructed. Any shares held by the Trustee as to which it receives no voting instructions shall be voted proportionally, as it votes the shares for which it has received instructions.

12.4  STATEMENTS OF ACCOUNTS

      The Plan Administrator shall cause to be furnished to each Participant on a quarterly basis, but no less frequently than once in each Plan Year, a statement showing the value of his Total Account invested in each investment Fund and the Vested portion of his Total Account.

12.5  NONALIENABILLTY OF BENEFITS

      Participants and Beneficiaries are entitled to all the benefits specifically set out under the terms of the Plan, but neither those benefits nor any of the property rights in the Plan are assignable or distributable to any creditor or other claimant of a Participant or Beneficiary. A Participant will not have the right to anticipate, assign, pledge, accelerate or in any way dispose of or encumber any of the monies or benefits or other property that may be payable or become payable to such Participant or his Beneficiary provided, however, the Plan Administrator shall recognize and comply with a valid Qualified Domestic Relations Order as defined in Section 414(p) of the Code. The first sentence of this Section 12.5 shall not apply with respect to any offset to a Participant's benefits expressly provided for in a judgment, order, decree or settlement agreement described in Section 401(a)(13)(C) of the Code.


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12.6  ACQUISITIONS AND DIVESTITURES

      (a) If the Company or a wholly-owned domestic subsidiary of the Company shall acquire either all or substantially all of the assets or shares of stock of any other company or business in the United States, and if such other company or business becomes a Participating Subsidiary hereunder, the Company, in the discretion of the Board of Directors, or such Plan Administrator as it may appoint, may authorize that service with such acquired company or business shall be taken into account for any period prior to the date on which such other company or business was acquired.

      (b) If the Company shall sell either all or substantially all of the assets or shares of stock of any subsidiary, division or unit of the Company, or if the Company shall sell either all or substantially all of the shares of stock of any joint venture in which the Company is a partner, the Company, in the discretion of the Board, or such Plan Administrator as it may appoint, may direct any or all of the following actions be taken with respect to Participants employed on the date of sale by such subsidiary, division, unit or joint venture:

            (i) The vesting schedule under Section 6.2 of the Plan (and. if applicable, under any Schedule of this Plan) shall be accelerated to the extent authorized by the Board, or such officer as it may appoint;

            (ii) The Participants' entire interest in all Funds shall be transferred to the Money Market Fund pending distribution of all or a portion of such interest to such Participants or to a successor trustee under another qualified plan and trust to which such Participants shall participate;

            (iii) Any outstanding loan balance shall be repaid in full or shall be deemed a withdrawal under Section 8.6 of the Plan;

            (iv) Any such other action which the Board, or such officer as it may appoint, deems necessary or advisable under the circumstances, provided that such action shall be applied in a uniform and nondiscriminatory manner to all Participants of such Participating Subsidiary.


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12.7  CHANGE IN OPERATIONS

      In the event the operations of any subsidiary, division, unit or plant of the Company changes due to the occurrence of any event which the Board, or such Plan Administrator as it may appoint, deems to result in a layoff or termination of employment of any Participant employed by such subsidiary, division, unit or plant, the Board, or such Plan Administrator as it may appoint, may direct any or all of the following actions be taken with respect to those Participants who are laid off or whose employment has been terminated as a result of such change in operations:

      (i) The vesting schedule under Section 6.2 of the Plan (and. if applicable, under any Schedule of this Plan) may be accelerated to the extent authorized by the Board, or such Plan Administrator as it may appoint;

      (ii) Any such other action which the Board, or such Plan Administrator as it may appoint, deems necessary or advisable under the circumstances, provided that such action shall be applied in a uniform and nondiscriminatory manner to all Participants similarly situated.

12.8  LIMITATION ON DISTRIBUTIONS

      Notwithstanding any provision of this Plan regarding payment to Participants, Beneficiaries or any other person, the Plan Administrator may withhold payment to any person if the Plan Administrator determines that such payment may expose the Plan to conflicting claims for payment. As a condition for any payments, the Plan Administrator may require such consent, representations, releases, waivers or other information, as it deems appropriate. To the extent required by law, the Plan Administrator shall comply with the terms of any judgment or other judicial decree, order, settlement or agreement including, but not limited to, a Qualified Domestic Relations Order as defined in Section 414(p) of the Code.

12.9  LIMITATION ON REVERSION OF CONTRIBUTIONS

      Except as provided in subsections (a) through (c) below, Employer contributions made under the Plan will be held for the exclusive benefit of Participants or Beneficiaries and may not revert to the Employer.

      (a) A contribution made by the Employer under a mistake of fact may be returned to the Employer within one (1) year after it is contributed to the Plan.


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      (b)   A contribution may be returned to the Employer, if the Plan does not initially qualify under Sections 401(a) and 501(a) of the Code, within one (1) year after the date the Plan is denied qualification.

      (c) A contribution that is not deductible under Section 404 of the Code shall be returned, to the extent the deduction is disallowed, to the Employer within one (1) year after the disallowance.

      The maximum contribution that may be returned to the Employer will not exceed the amount actually contributed to the Plan, or the value of such contribution on the date it is returned to the Employer, if less.

12.10 VOLUNTARY PLAN

      The Plan is purely voluntary on the part of the Company and neither the establishment of the Plan nor any Plan amendment nor the creation of any fund or account, nor the payment of any benefits will be construed as giving any Employee or any other person a legal or equitable right against the Company, any Affiliate, any trustee, any funding agent or the Plan Administrator unless specifically provided for in this Plan or conferred by affirmative action of the Plan Administrator or the Company according to the terms and provisions of this Plan. Such actions will not be construed as giving any Employee or Participant the right to be retained in the service of any Company or Affiliated Employer. All Employees and Participants will remain subject to discharge to the same extent as though this Plan had not been established.

12.11 LIMITATION OF THIRD PARTY RIGHTS

      Nothing expressed or implied in the Plan is intended or will be construed to confer upon or give to any person, firm or association other than the Company, Employers, Participants and Beneficiaries, and their successors in interest, any right, remedy or claim under or by reason of this Plan, except as otherwise provided in Section 12.5.

12.12 INVALID PROVISIONS

      In case any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan. The Plan will be construed and enforced as if the illegal and invalid provisions had never been included.


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12.13 ONE PLAN

      This Plan may be executed in any number of counterparts, each of which will be deemed an original and the counterparts will constitute one and the same instrument and may be sufficiently evidenced by any one counterpart.

12.14 GOVERNING LAW

      The Plan will be governed by and construed according to the federal laws governing employee benefit plans qualified under the Code and according to the laws of the state of Ohio where such laws are not in conflict with the federal laws.

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized representative effective as of the 16th day of February, 2003.

      Date: March 11, 2003        By: /s/ Roger W. Lindsay
           ------------------        ---------------------------------------
                                  Roger W. Lindsay
                                  Senior Vice President - Human Resources and
                                  Organizational Advancement


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